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                                                                     Exhibit 5.1

                          [Perkins Coie LLP Letterhead]

                               September 5, 2001

Shurgard Storage Centers, Inc.
1155 Valley Street
Seattle, Washington  98109-4426

Gentlemen and Ladies:

        We have acted as counsel to you in connection with (i) the proceedings for the authorization and issuance by Shurgard Storage Centers, Inc. (the "Company") of up to 2,500,000 shares of the Company's Class A Common Stock, par value $0.001 per share (the "Shares"), together with an additional 375,000 shares if the underwriter exercises an overallotment option (the "Overallotment Shares") and (ii) the preparation and filing of a prospectus supplement to the Company's Registration Statement on Form S-3, File No. 333-54392, which was declared effective by the Securities and Exchange Commission on August 24, 2001 (the "Registration Statement"), which you have filed with the Securities and Exchange Commission with respect to the Shares and the Overallotment Shares (the "Prospectus Supplement").

        We have examined the Registration Statement, the Prospectus Supplement and such documents and records of the Company and other documents as we have deemed necessary for the purpose of this opinion.

        Based upon the foregoing, we are of the opinion that upon the due execution by the Company and registration by its registrar of the Shares and the Overallotment Shares, and the sale of the Shares and the Overallotment Shares as contemplated by the Registration Statement and the Prospectus Supplement and in accordance with the applicable corporate, shareholder and governmental authorizations, the Shares and the Overallotment Shares will be duly authorized, validly issued, fully paid and nonassessable.

        We hereby consent to the filing of this opinion as an exhibit to the Form 8-K, and to the reference to our firm in the Prospectus Supplement and the Registration Statement under the headings "Legal Matters."

                                Very truly yours,

                                /s/ Perkins Coie LLP
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                                PERKINS COIE LLP